EXHIBIT 4.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the reference to our firm under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated March 22, 2012 in the Amendment No. 4 to the Registration Statement (File No. 333-179474) and related Prospectus of Guggenheim Defined Portfolios, Series 880.




                                                          /s/ Grant Thornton LLP
                                                          ----------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
March 22, 2012